Exhibit 99.1

Contact: Richard Kurtz, Advanced Photonix, Inc. (734) 864 -5600 Richard Moyer, Cameron Associates (212) 554-5466

ADVANCED PHOTONIX, INC.
REPORTS FOURTH QUARTER AND FISCAL 2008 RESULTS

Ann Arbor, MI, June 30, 2008 --Advanced Photonix, Inc.® (AMEX:API) (the “Company”) today reported its fourth quarter and fiscal year 2008 results ended March 31, 2008.

The Company's revenues were approximately flat for fiscal 2008, in line with revised third quarter guidance. Revenues were $23.2 million, a slight decrease of 1.6% from prior year revenues of $23.6 million. This decrease was primarily the result of delays in certain telecommunication and defense product shipments from the latter half of fiscal 2008 to fiscal 2009.

Non-GAAP net loss for fiscal 2008 was $(2,410,000) or $(.11) per diluted share as compared to $(287,000) or $(.02) per diluted share for fiscal 2007. This loss was primarily due to unfavorable product mix due to lower sales to the telecommunications and defense markets. Non-GAAP net income (loss) is considered non-GAAP financial information, and reconciliation between net income (loss) on a GAAP basis and non-GAAP net income (loss) is provided in the attached table.

On an EBITDA basis (GAAP earnings/loss before interest, taxes, depreciation, and amortization), the Company reported negative EBITDA of ($2,815,000) for fiscal 2008. This compares to a positive EBITDA of $40,000 for fiscal 2007. The fiscal 2008 negative EBITDA included $1.8 million of non-recurring expenses associated with the wafer fabrication consolidation and closure of the Dodgeville facility.

Gross Profit was $8.9 million (or 38% of revenue), compared to the prior year of $10.9 million (or 46% of revenue), a reduction of 18%. The Company does not believe this is a trend, and anticipates improved gross margins in fiscal 2009 as a result of the facilities consolidation that has been largely completed in fiscal 2008, the selective elimination of low margin products in the industrial sensing market, increasing revenues from the telecommunication market driven by 40G products, and the ramp up of our T-Ray 4000™ sales beginning in fiscal 2009.

Richard Kurtz, Chairman and Chief Executive Officer, commented, "This past year marked a year of transition for API, one from cost reduction and product development the past few years to revenue and profit growth as we enter fiscal 2009. Fiscal 2008 was a year of some successes, unexpected surprises, and delays; but overall making substantial progress in positioning API for growth in our three product platforms. Looking to fiscal 2009, we are expecting to grow revenues 25% to $29 million and report strong revenue and earnings growth starting in our first quarter. We expect that our gross margins will move closer to our strategic goal of 50% in fiscal 2009 as the benefits of our cost reduction programs in our custom optoelectronics product platform and the revenue growth in our HSOR and THz product platforms increase our capacity utilization”.

This press release, the financial tables, as well as other supplemental information including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will also be available on our website under the “Investor Relations” link.

Contact: Richard Kurtz, Advanced Photonix, Inc. (734) 864 -5600 Richard Moyer, Cameron Associates (212) 554-5466

The Company will hold a conference call to discuss the results for the fourth quarter and fiscal year ended March 31, 2008 on Monday, June 30, 2008, at 5:00 PM ET. Participants can dial into the conference call at 888-679-8038 (617-213-4850 for international) using the passcode 16220111.The call will be webcast live by CCBN and can be accessed at Advanced Photonix’s web site at http://investor.advancedphotonix.com/ or at www.earnings.com. An audio replay of the call will be available shortly thereafter the same day and will remain on-line for two weeks. The replay number is 888-286-8010 (617-801-6888 for international) using pass code 50452591.

The information contained herein includes forward looking statements that are based on assumptions that management believes to be reasonable but are subject to inherent uncertainties and risks including, but not limited to, risks associated with the integration of newly acquired businesses, technological obstacles which may prevent or slow the development and/or manufacture of new products, limited (or slower than anticipated) customer acceptance of new products which have been and are being developed by the Company and a decline in the general demand for optoelectronic products.

Contact: Richard Kurtz, Advanced Photonix, Inc. (734) 864 -5600 Richard Moyer, Cameron Associates (212) 554-5466

Condensed Consolidated Balance Sheets

Assets	March 31, 2008	March 31, 2007
Current Assets:
Cash and cash equivalents	$1,582,000	$3,274,000
Accounts receivable, net of allowance	3,202,000	3,587,000
Inventories, net of allowances	4,131,000	4,439,000
Prepaid expenses and other current assets	195,000	377,000
Total current assets	9,110,000	11,677,000
Equipment & Leasehold Improvements, at cost	10,847,000	10,301,000
Accumulated depreciation	(6,090,000)	(5,565,000)
Net Equipment and Leasehold Improvements	4,757,000	4,736,000
Goodwill, net of accumulated amortization	4,579,000	4,579,000
Patents, net	538,000	355,000
Intangible assets, net	10,333,000	12,285,000
Deferred tax asset, net of current portion	-	1,225,000
Other assets	386,000	385,000

Total assets	$29,703,000	$35,242,000

Liabilities and shareholders' equity
Current liabilities
Line of credit	$1,300,000	$741,000
Accounts payable and accrued expenses	2,066,000	2,336,000
Compensation and related withholdings	527,000	1,091,000
Current portion of long-term debt-related parties	900,000	550,000
Current portion of long-term debt	522,000	4,535,000
Total current liabilities	5,315,000	9,253,000
Long term debt, less current portion	3,706,000	3,015,000
Long term debt, less current portion-related parties	951,000	1,851,000
Total liabilities	9,972,000	14,119,000
Class A redeemable convertible preferred stock, $.001 par value; 780,000 shares authorized; 40,000 shares issued and outstanding; liquidation preference $32,000.	-	32,000
Shareholders' equity
Class A common stock, $.001 par value, 50,000,000 shares authorized 2008 - 23,977,678 shares issued and outstanding; 2007 - 19,226,006 shares issued and outstanding	24,000	19,000
Additional paid-in capital	52,150,000	43,887,000
Accumulated deficit	(32,443,000)	(22,815,000)
Total shareholders' equity	19,731,000	21,091,000
Total liabilities and shareholders' equity	$29,703,000	$35,242,000

Contact: Richard Kurtz, Advanced Photonix, Inc. (734) 864 -5600 Richard Moyer, Cameron Associates (212) 554-5466

Consolidated Statement of Operations
	Three months ended		Twelve months ended
	March 31, 2008	March 31, 2007	March 31, 2008	March 31, 2007
Net Sales	$5,236,000	$6,161,000	$23,215,000	$23,588,000
Cost of Sales	3,451,000	3,508,000	14,340,000	12,693,000
Gross Margin	1,785,000	2,653,000	8,875,000	10,895,000
Other Operating Expenses
Research & Development	1,272,000	1,019,000	4,218,000	4,012,000
General & Administrative	1,035,000	1,168,000	4,593,000	5,020,000
Amortization	493,000	430,000	1,963,000	1,676,000
Goodwill/Intangible impairment	-	489,000	-	489,000
Wafer Fab Consolidation	224,000	427,000	1,256,000	720,000
Dodgeville Consolidation	-	-	534,000	-
Sales & Marketing	645,000	667,000	2,312,000	2,174,000
Total Other Operating Expenses	3,669,000	4,200,000	14,876,000	14,091,000

Net Operating Loss	(1,884,000)	(1,547,000)	(6,001,000)	(3,196,000)

Other (Income) & Expense
Other (Income)/Expense	(49,000)	(2,000)	(23,000)	5,000
Income tax - deferred	1,225,000	(921,000)	1,225,000	(920,000)
Interest Income	(14,000)	(49,000)	(96,000)	(213,000)
Interest Expense-Related Parties	34,000	56,000	162,000	224,000
Interest Expense - Warrant discount	-	480,000	1,672,000	1,528,000
Interest Expense	59,000	213,000	687,000	826,000
Other (Income) & Expense	1,255,000	(223,000)	3,627,000	1,450,000

Net Loss	$(3,139,000)	$(1,324,000)	$(9,628,000)	$(4,646,000)
Net earnings per share	$(0.13)	$(0.07)	$(0.44)	$(0.24)
Diluted earnings per share	$(0.13)	$(0.07)	$(0.44)	$(0.24)
Weighted number of shares outstanding	23,926,000	19,165,000	21,770,000	19,065,000
Anti-diluted weighted number of shares	24,352,000	22,625,000	22,195,000	22,525,000

Contact: Richard Kurtz, Advanced Photonix, Inc. (734) 864 -5600 Richard Moyer, Cameron Associates (212) 554-5466

Non-GAAP Financial Measures

The Company provides Non-GAAP Net Income (Loss) and EBITDA as supplemental financial information regarding the Company's operational performance. These Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP Net Income and EBITDA should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similar measures used by other companies. Reconciliation of Non-GAAP Net Income and EBITDA to GAAP net income and loss are set forth in the financial schedule section below.

Reconciliation of Non-GAAP Income to GAAP Income
	Three months ended		Twelve months ended
	March 31, 2008	March 31, 2007	March 31, 2008	March 31, 2007
Net Income (Loss)	$(3,139,000)	$(1,324,000)	$(9,628,000)	$(4,646,000)
Add Back:
Interest Expense - Convertible notes	-	126,000	268,000	504,000
Interest expense - Warrant (Fair Value)	-	480,000	1,672,000	1,528,000
Amortization - prepaid finance expense	70,000	48,000	70,000	148,000
Amortization - intangibles/patents	493,000	382,000	1,963,000	1,528,000
Goodwill/Intangible impairment	-	489,000	-	489,000
Stock Option Compensation Expense	28,000	84,000	230,000	361,000
Income Taxes - deferred	1,225,000	(921,000)	1,225,000	(920,000)
Other Expense - DV Consolidation	-	-	534,000	-
Other Expense - Wafer Fabrication	224,000	427,000	1,256,000	721,000
Subtotal - Add backs	2,040,000	1,115,000	7,218,000	4,359,000
Non-GAAP Income	$(1,099,000)	$(209,000)	$(2,410,000)	$(287,000)
Net earnings per share	$(0.05)	$(0.01)	$(0.11)	$(0.02)
Diluted earnings per share	$(0.05)	$(0.01)	$(0.11)	$(0.02)

Weighted Number of shares outstanding	23,926,000	19,165,000	21,770,000	19,065,000
Diluted shares outstanding	24,352,000	22,625,000	22,195,000	22,525,000

Reconciliation of EBITDA to GAAP income/(loss)
	Three months ended		Twelve months ended
	March 31, 2008	March 31, 2007	March 31, 2008	March 31, 2007
Net Income (Loss)	$(3,139,000)	$(1,324,000)	$(9,628,000)	$(4,646,000)

Add Back:
Net Interest expense (income)	80,000	221,000	753,000	837,000
Interest expense - Warrant (Fair Value)	-	480,000	1,672,000	1,528,000
Depreciation Expense	272,000	323,000	1,130,000	1,076,000
Income Taxes - deferred	1,225,000	(921,000)	1,225,000	(920,000)
Goodwill/Intangible impairment	-	489,000	-	489,000
Amortization - prepaid finance expense	70,000	48,000	70,000	148,000
Amortization	493,000	382,000	1,963,000	1,528,000
Subtotal - Add backs	2,140,000	1,022,000	6,813,000	4,686,000
EBITDA	$(999,000)	$(302,000)	$(2,815,000)	$40,000

Advanced Photonix, Inc.® (AMEX - API) is a leading vertically integrated optoelectronic semiconductor manufacturer of optoelectronic solutions, high-speed optical receivers and terahertz instrumentation to a global OEM customer base. Products include patented silicon (Si), indium phosphide (InP) and gallium arsinide (GaAs) based APD, PIN, and FILTRODE® photodetectors; high-speed optical receivers; and the T-Ray 4000™ THz product platforms. More information on Advanced Photonix can be found at http://www.advancedphotonix.com.